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                                   EXHIBIT A

                            FORSTER ACQUISITION CO.
                            -----------------------

                                    BYLAWS
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                                   Article 1

                                    General
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          Section 1.1  Principal Place of Business.  The principal office of the
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corporation shall be located at Wilton, Maine, or such other place as the board of directors may from time to time designate.

          Section 1.2  Other Offices.  The corporation may also have offices and
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places of business at such other places both within and without the State of
Maine as the board of directors may from time to time determine or the business of the corporation may require.

          Section 1.3  Seal.  The corporate seal shall have inscribed thereon
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the name of the corporation, the year of its organization and the word "Maine".
The seal may be used by causing it or a facsimile of it to be impressed or affixed or in any manner reproduced.

                                   Article 2

                 Meetings of Shareholders and Unanimous Action
                 ---------------------------------------------

          Section 2.1  Place of Meetings.  Meetings of the shareholders shall be
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held either within or without the State of Maine at the principal office or at any other place as may be fixed by the board of directors, or in the absence of such action by the board of directors, as may be fixed by the President.

          Section 2.2  Annual Meetings.  Annual meetings of the shareholders
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shall be held at such time of day and place as may be fixed by the directors or in the absence of action by the directors, as may be fixed by the President, and shall be held on the third Tuesday of October in each year, if not a legal holiday, and if a legal holiday, then on the next secular day following that is not a legal holiday, or on such other date and time as the board of directors may specify. The shareholders shall elect a board of directors and transact such other business as may properly be brought before the annual meeting. If an annual meeting has not been called and held within thirty (30) days after the time designated for it, any shareholder entitled to call a special meeting of shareholders may call it.

          Section 2.3  Special Meetings.  Special meetings of the shareholders
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may be called by the board of directors, by the President, or by the holders of more than forty percent of the shares outstanding and entitled to vote.

          Section 2.4  Notice of Meetings.  Written notice of each meeting of
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shareholders, stating the place, day and hour of the meeting the shall be delivered, either personally or by mail,
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to each shareholder of record entitled to vote at such meeting, not less than three (3) days before the date of the meeting. In the case of a special meeting, or to the extent otherwise required by statute, the Articles of Incorporation or by these Bylaws, such notice shall also state the purpose of purposes for which the meeting is called. Attendance of a shareholder at any meeting shall constitute a waiver of notice of such meeting, except where a shareholder attends for the express purpose of objecting to the transaction of any business because the meeting is not lawfully called or convened. Notwithstanding any provision of these Bylaws, defects in the calling or notice of a meeting of shareholders shall be deemed waived to the extent provided by statute.

          Section 2.5  Unanimous Consent.  Any action required or permitted to
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be taken at any annual or special meeting of the shareholders may be taken without a meeting if consents in writing, setting forth the action so taken, shall be signed by all the shareholders entitled to vote with respect to the subject matter thereof and filed with the Clerk as part of the corporate records.

                                   Article 3

                          Quorum and Voting of Stock
                          --------------------------

          Section 3.1  Quorum.  The holders of a majority of the voting shares
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of stock issued and outstanding and entitled to vote, represented in person or by proxy, shall constitute a quorum at all meetings of the shareholders for the transaction of business. If, however, such quorum shall not be present or represented at any meeting of the shareholders, the shareholders present in person or represented by proxy shall have the power to adjourn the meeting for up to thirty (30) days, without notice other than announcement at the meeting, until a quorum shall be present or represented. At such adjourned meeting at which a quorum shall be present or represented, any business may be transacted which might have been transacted at the meeting as originally notified.

          Section 3.2  Vote Required.  If a quorum is or was present, the
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affirmative vote of a majority of the votes cast at the meeting shall be the act of the shareholders unless the vote of a greater number of shares of stock is required by the Articles of incorporation, these Bylaws, or by statute.

          Section 3.3  Voting Rights.  Each outstanding share of stock having
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voting power shall be entitled to one vote on each matter submitted to a vote at a meeting or shareholders.

          Section 3.4  Proxies.  A shareholder may vote either in person or by
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proxy executed in writing by the shareholder or by his duly authorized attorney-
in-fact.  No proxy shall be valid after eleven (11) months.

                                   Article 4

                                   Directors
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          Section 4.1  Management by Board.  The business and affairs of the
          --------------------------------
corporation shall be managed by its board of directors, which may exercise all powers of the corporation and

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do all lawful acts and things as are not be statute or by the Articles of
Incorporation or by these Bylaws directed or required to by exercised or done by the shareholders.

          Section 4.2  Number of Directors.  As stated in the Articles of
          --------------------------------
Incorporation, the number of directors shall be not less than one (1) nor more than seven (7) provided that the number of directors may be one (1) only when there is no more than one (1) shareholder and may be two (2) only when there are not more than two (2) shareholders.

          The number of directors shall be fixed at the annual meeting of the shareholders or at any meeting held in lieu thereof.

          Section 4.3  Election, Term.  The directors shall be elected at the
          ---------------------------
annual meeting of the shareholders, or at any meeting held in lieu thereof, and each director elected shall serve until the next succeeding annual meeting and until his successor shall have been elected and qualified.

          Section 4.4  Qualifications.  Directors need not be shareholders.
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          Section 4.5  Vacancies.  Any vacancy occurring in the board of
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directors may be filled by the affirmative vote of a majority of the remaining directors although less than a quorum of the board of directors. A director elected to fill a vacancy shall be elected for the unexpired portion of the term of his predecessor in office.

          Section 4.6  Vacancies Created by Enlargement of the Board.  The board
          ----------------------------------------------------------
of directors may at any time increase the number of directors within the limits set in Section 4.2 of this Article. Any directorship so created by an increase in the number of directors shall be filled by the remaining directors. A director elected to fill a newly created directorship shall serve until the next succeeding annual meeting of shareholders and until his successor shall have been elected and qualified.

          Section 4.7  Removal of Directors.  The entire board of directors or
          ---------------------------------
any individual director may be removed, with or without cause, at a special shareholders' meeting the notice of which includes notice of the proposed removal, by the affirmative vote of the holders of two-thirds (2/3) of the outstanding shares of common stock.

                                   Article 5

            Meetings of the Board of Directors and Unanimous Action
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          Section 5.1  Place of Meetings.  Regular or special meetings of the
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board of directors may be held either within or without the State of Maine.

          Section 5.2  Regular Meetings.  Regular meetings of the board of
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directors may be held upon such notice, or without notice if the time and place is fixed by the board of directors, and at such time and at such place as shall from time to time be determined by the board.

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          Section 5.3  Special Meetings.  Special meetings of the board of
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directors may be called by the President or by any two (2) directors on two (2)
days' notice to each director at such time and at such place as shall be determined by the person calling the meeting.

          Section 5.4  Notice of Meetings.  Written notice of each meeting of
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directors, stating the place, day and hour of the meeting shall be (i) delivered or mailed to each director, addressed to him at his residence or usual place of business, not less than two (2) days before the date of the meeting or (ii) sent to him at such place by telegram or cable, or received by him personally by telephone at least twenty-four (24) hours before the meeting. Notwithstanding any provision of these Bylaws, defects in the calling or notice of a meeting of directors shall be deemed waived to the extent provided by statute. Neither the business to be transacted at, nor the purpose of, any regular or special meeting of the board of directors need be specified in the notice or waiver of notice of such meeting, except as provided by statute.

          Section 5.5  Telephonic Meetings.  The directors may hold a meeting by
          --------------------------------
conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other. Notice of such meeting shall be given as provided in Section 5.4 and shall give each director the telephone number at which, or other manner in which, he will be called.

          Section 5.6  Record of Meetings.  The Clerk, Secretary or such person
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as the directors designate shall keep a record of the meeting.

          Section 5.7  Quorum.  A majority of the directors shall constitute a
          -------------------
quorum for the transaction of business and the act of the majority of the directors present at any meeting at which a quorum is or was once present shall be the act of the board of directors, unless a greater vote is required by the Articles of Incorporation, these Bylaws, or by statute. If a quorum shall not be present at any meeting of directors, the directors present thereat may adjourn the meeting from time to time, without notice other than an announcement at the meeting, until a quorum shall be present. At such adjourned meeting at which a quorum shall be present, any business may be transacted which might have been transacted at the meeting as originally notified.

          Section 5.8  Action by Unanimous Consent.  Any action required or
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permitted to be taken at a meeting of the directors may be taken without a meeting if consents in writing, setting forth the action so taken, shall be signed by all of the directors and filed with the minutes of the meetings of the board of directors.

          Section 5.9  Executive and Other Committees.  The board of directors,
          -------------------------------------------
by a resolution adopted by a majority of the directors then in office, may designate from among its members an executive committee and other committees, each consisting of two (2) or more directors, and may delegate to such committee or committees all the authority of the board of directors, or any portion of said authority, to the extent permitted by law.

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                                   Article 6

                              Officers and Agents
                              -------------------

          Section 6.1  Officers.  The officers of the corporation shall be a
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President, one or more Vice Presidents, a Treasurer, a Secretary and a Clerk.

          Section 6.2  Election and Qualification of Officers.  The board of
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directors, at its first meeting after each annual shareholders' meeting, shall choose the officers.  A person may hold more than one office.

          Section 6.3  Other Officers and Agents.  The board of directors or the
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President may from time to time appoint or delegate the appointment of such other officers and assistant officers as are deemed necessary, including one or more Vice-Presidents, Assistant Secretaries, Assistant Clerks or Assistant Treasurers.

          Section 6.4  Compensation.  The compensation of all officers and
          -------------------------
agents of the corporation shall be fixed by the board of directors.

          Section 6.5  Term of Officers, Vacancies.  The officers of the
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corporation shall hold office until their successors shall have been elected and qualified, and they need not be elected annually. Any officer elected or appointed by the board of directors may be removed at any time by the affirmative vote of a majority of the board of directors or the Executive Committee. Any vacancy occurring in any office of the corporation shall be filled by the directors.

          Section 6.6  The President.  The President shall be the chief
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executive officer of the corporation, shall preside at all meetings of the shareholders and the board of directors, shall have general and active management of the business of the corporation, shall see that all orders and resolutions of the board of directors are carried into effect, and shall perform whatever duties the board of directors may from time to time prescribe. He shall execute bonds, mortgages, deeds and other contracts requiring a seal, under the seal of the corporation, except where required or permitted by law to be otherwise signed and executed and except where the signing and execution thereof shall be expressly delegated by the board of directors to some other officer or agent of the corporation.

          Section 6.7  The Vice President.  The Vice President shall, in the
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absence or disability of the President, perform the duties and exercise the powers of the President and shall perform such other duties and have such other powers as the board of directors may from time to time prescribe.

          Section 6.8  The Treasurer.  The Treasurer shall have the custody of
          --------------------------
the corporate funds and securities, shall keep full and accurate accounts of receipts and disbursements in books belonging to the corporation, and shall deposit all moneys and other valuable effects in the name and to the credit of the corporation in such depositories as may be designated by the board of directors. He shall disburse the funds of the corporation as may be ordered by the board

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directors, taking proper vouchers for such disbursements, and shall render to the President and the board of directors at its regular meetings, or when the directors so require, an account of all his transactions as Treasurer and of the financial condition of the corporation.

          Section 6.9  The Secretary.  The Secretary shall attend all meetings
          --------------------------
of the board of directors and record all its proceedings. He may give, or cause to be given, notice of all shareholders' and directors' meetings and shall perform such other duties as may be prescribed by the board of directors or by the President. The Secretary may certify all votes, resolutions, and actions of the shareholders and of the board.

          Section 6.10  The Clerk.  The Clerk shall be a resident of Maine.  He
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shall keep, at the registered office of the corporation, in a book kept for such purpose, the records of all shareholders' meetings, shall keep the stock transfer book and keep on file a list of shareholders entitled to vote at each meeting and the most recent list of shareholders. He may certify all votes, resolutions and actions of the shareholders and of the board of directors, shall attend the meetings of the shareholders and record the proceedings in a book kept for that purpose; and, in his absence, a temporary Clerk shall be appointed and shall record such meetings. He may give or cause to be given notice of all shareholders' and directors' meetings. He shall have custody of the corporate seal and shall have authority to affix the same to any instrument requiring it and when so affixed, it may be attested by his signature. The directors may give general authority to any other officer to affix the seal of the corporation and to attest the affixing by his signature.

                                   Article 7

                  Share Certificates and Transfers of Shares
                  ------------------------------------------

          Section 7.1  Certificates for Shares.  The shares of the corporation
          ------------------------------------
shall be represented by certificates signed by any two of the officers, and shall be sealed with the seal of the corporation or a facsimile thereof.

          Section 7.2  Lost Certificates.  The board of directors may direct a
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new certificate to be issued in place of any certificate theretofore issued by the corporation alleged to have been lost or destroyed. When authorizing such issue of a new certificate, the board of directors, in its discretion and as a condition precedent to the issuance thereof, may prescribe such terms and conditions as it deems expedient, and may require such indemnities as it deems adequate to protect the corporation from any claim that may be made against it with respect to any such certificate alleged to have been lost or destroyed.

          Section 7.3  Record Owners.  The corporation shall be entitled to
          --------------------------
treat the holder of record of shares as the holder in fact and shall not be bound to recognize any equitable or other claim to or interest in the shares, except as otherwise provided by law.

          Section 7.4  List of Shareholders.  The officer or agent having charge
          ---------------------------------
of the stock transfer books and shares shall, in advance of each meeting of shareholders, prepare a complete list of the shareholders entitled to vote at such meeting. Such list shall comply as to form with the requirements of the corporation statute. For a period commencing not less than ten (10) days

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prior to the date of the meeting (or such lesser period as is permitted by statute), such list shall be kept on file at the office of the clerk of the corporation, and at the office of its transfer agent or registrar, if any, and shall be subject to inspection by any shareholder at any time during usual business hours. Such list shall also be produced and kept open at the time and place of the meeting and shall be subject to the inspection of any shareholder during the whole time of the meeting. Failure to comply with the requirements of this section shall not affect the validity of any action taken at any meeting. If the requirements of this section have not been substantially complied with, the meeting shall, on the demand in person or by proxy of any shareholder who sought to inspect the required list, be adjourned shall until the requirements are met.

                                   Article 8

                                   Finances
                                   --------

          Section 8.1  Dividends.  Dividends may be declared by the board of
          ----------------------
directors at any regular or special meeting, pursuant to law. Dividends may be paid in cash, in property, or in shares of the capital stock.

          Section 8.2  Checks.  All checks or demands for money and notes for
          -------------------
the corporation shall be signed by the Treasurer and such officers or other persons as the board of directors may from time to time designate.

          Section 8.3  Fiscal Year.  The fiscal year of the corporation shall
          ------------------------
end on the close of business on the Saturday closest to the end of September unless otherwise fixed by resolution of the board of directors.

                                   Article 9

                                Indemnification
                                ---------------

          The corporation shall indemnify any person who is or was a director, officer, employee or agent of the corporation, or who is or was serving in another capacity at the request of the corporation, to the extent authorized by law, and may purchase and maintain liability insurance on behalf of such persons or to protect itself against liability for such indemnification to the extent authorized by law.

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